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                               PRICING SUPPLEMENT



                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



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Pricing Supplement No. 15                                                                         Trade Date: 3/12/01
(To Prospectus dated March 22, 2000 and Prospectus                                                Issue Date: 3/15/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is March 13, 2001

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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAQ7              $3,485,000.00               5.7%                  3/15/08                 100%



    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
    ----------------        -----------------    ---------------------         --------------------------------
        4/15/01                    Yes                    Yes                            100% 3/15/02
        monthly                                                                    semi-annually thereafter



                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------           -------------           -----------               ------               -----------
     $3,443,180.00               $41,820                 $2.00              ABN AMRO, Inc.
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